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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Southern Foods Group, L.P. and SFG Capital Corporation of our report dated March 31, 1998 relating to the consolidated financial statements of Southern Foods Group, L.P., and of our report dated December 17, 1997 relating to the statements of revenues and expenses and of cash flows of Meadow Gold Dairy Operations, which appear in such Prospectus. We also consent to the application of our report dated March 31, 1998 to the Financial Statement Schedule for the three years ended December 31, 1997 listed under Item 21(ii) of this Registration Statement when such schedule is read in conjunction with the financial statements of Southern Foods Group L.P. referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under "Experts" in such Prospectus.




PRICE WATERHOUSE LLP

Dallas, Texas
May 22, 1998